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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our report dated February 23, 2000 (except the matter discussed in Note 12, as to which the date is March 24, 2000) relating to the financial statements of Asia Global Crossing Ltd. (and to all references to our Firm) included in or incorporated by reference in this Registration Statement on Form S-1.



/s/ Arthur Andersen

August 3, 2000

Hamilton, Bermuda